As filed with the Securities and Exchange Commission on November 13, 2000
                                            Registration No. 333-

------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                  ---------

                                  FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ----------

                            TARRANT APPAREL GROUP
           (Exact name of registrant as specified in its charter)

               California                                 95-4181026
      (State or other jurisdiction                     (I.R.S. Employer
   of incorporation or organization)                   Identification No.)

     3151 East Washington Boulevard                         90023
        Los Angeles, California                          (Zip code)
(Address of principal executive offices)
                                  --------

                          EMPLOYEE INCENTIVE PLAN
                          (Full title of the plan)
                                 ----------

                               SCOTT BRISKIE
                           Vice President-Finance
                        and Chief Financial Officer
                           Tarrant Apparel Group
                       3151 East Washington Boulevard
                       Los Angeles, California 90023
                  (Name and address of agent for service)

                               (323) 780-8250
       (Telephone number, including area code, of agent for service)

                                  Copy to:

                           PETER M. MENARD, ESQ.
                  Sheppard, Mullin, Richter & Hampton LLP
                     333 South Hope Street, 48th Floor
                       Los Angeles, California 90071
                               (213) 617-5483

                      CALCULATION OF REGISTRATION FEE
================================================================================
                                     Proposed         Proposed
                      Amount          maximum          maximum        Amount of
Title of securities   to be       offering price      aggregate     registration
to be registered   registered(1)   per share(2)    offering price      fee (3)
--------------------------------------------------------------------------------
Common Stock        3,600,000         $5.9375       $21,375,000        $3,350
================================================================================

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of shares of Common Stock as may be issued upon exercise of options granted under the Employee Incentive Plan as a result of the adjustment provisions thereof.

(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457 based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on November 2, 2000.

(3) Pursuant to Instruction E to Form S-8, the registration fee does not include $2,293 with respect to 1,600,000 shares previously registered pursuant to the predecessor plan (Registration No. 333-3448) for which a registration fee previously has been paid.
================================================================================

          This Registration Statement Includes a Total of 53 Pages.
                     Exhibit Index Appears on Page II-4.

                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            The document(s) containing the information specified in Part I of Form of S-8 will be sent or given to participants in the Employee Incentive Plan (the "Plan") of Tarrant Apparel Group, a California corporation (the "Registrant"), as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in accordance with the Note to Part I of Form S-8. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

            The following documents previously filed by the Registrant with the Commission are incorporated in this Registration Statement by reference:

            (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

            (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 1999; and

            (c) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description.

            All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

            Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

            Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

            Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

            Section 204 of the General Corporation Law of the State of California (the "California Law") permits the limitation of the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director's duties to the corporation and its shareholders under certain conditions and subject to certain limitations.

            Section 317 of the California Law (i) permits indemnification of directors, officers, employees and other agents of the corporation under certain conditions and subject to certain limitations and (ii) provides that the corporation has the power to purchase and maintain insurance on behalf of its directors, officers, employees and other agents against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

                                   II-1

            Article Seven of the Restated Articles of Incorporation of the Registrant provides as follows:

            SEVEN:   The  liability  of the  directors of this  corporation  for
                     monetary   damages  shall  be  eliminated  to  the  fullest
                     extent permissible under California law.

            Article Eight of the Restated Articles of Incorporation of the Registrant provides as follows:

            EIGHT: This corporation is authorized to indemnify the directors and officers of this corporation to the fullest extent permissible under California law.

            Section 5.05 of the Bylaws of the Registrant provides as follows:

                  Section 5.05.  Indemnification and Insurance.
                  ------------   -----------------------------

                  (a) Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director of officer of the corporation or is or was serving (during such person's tenure as director or officer) at the request of the corporation, any other corporation, partnership, joint venture, trust or other enterprise in any capacity, whether the basis of a Proceeding is an alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by California Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending a Proceeding in advance of the final disposition; provided, however, that, if California Law requires the payment of such expenses in advance of the final disposition of a Proceeding shall be made only upon receipt by the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. No amendment to or repeal of this Section 5.05 shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

                  (b) Right of Claimant to Bring Suit.  If a claim for indemnity under paragraph (a) of this Section is not paid in full by the corporation within ninety (90) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim including reasonable attorneys' fees incurred in connection therewith. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under California Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that

                                   II-2
            indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in California Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  (c) Non-Exclusivity  of Rights.  The  rights conferred in this
            Section shall not be exclusive of any other rights which any director, officer, employee or agent may have or hereafter acquire under any statute, provision of the Restated Articles of
            Incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, to the extent the additional rights to indemnification are authorized in the Restated Articles of Incorporation of the corporation.

                  (d) Insurance.  In  furtherance  and  not in limitation of the powers conferred by statute:

                        (1) the corporation may purchase and maintain  insurance
            on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify the person against that expense, liability or loss under California Law.

                        (2) the  corporation  may create a trust  fund,  grant a
            security  interest  and/or  use  other  means  (including,   without
            limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

                  (e) Indemnification of Employees and Agents of the Corporation
            Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the corporation the expenses incurred in defending a Proceeding in advance of its final disposition, to any employee or agent of the corporation to the fullest extent of the provisions of this Section or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

                  (f) Amendment by Shareholders.  Any action by the shareholders with respect to any amendment to or the elimination of all or any part of this Article V, Section 5.05, shall require approval by the holders of 66-2/3% of the outstanding shares of the corporation.

            The Registrant has entered into indemnification agreements with certain of its directors and executive officers which require the Registrant to indemnify such persons to the fullest extent permitted by applicable law.

            The Registrant maintains an insurance policy pursuant to which the directors and officers of the Registrant are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of their being or having been such directors and officers.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

            Not applicable.

                                   II-3

Item 8.  Exhibits.
         --------

      Exhibit
      Number      Description
      ------      -----------

        3.1       Restated Articles of Incorporation of the Registrant(1)
        3.2       Restated Bylaws of the Registrant(1)
        5.1       Opinion of Sheppard, Mullin, Richter & Hampton LLP
       23.1       Consent of Sheppard, Mullin, Richter & Hampton LLP
                     (see Exhibit 5.1)
       23.2       Consent of Independent Auditors (Ernst & Young  LLP)
       24.1       Power of Attorney (See page II-6)
       99.1       Employee Incentive Plan
       99.2       Form of Incentive Stock Option Agreement
       99.3       Form of Non-Qualified Stock Option Agreement

Item 9.  Undertakings.
         ------------

            (a)   The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration
Statement or any material change to such information in this Registration Statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this

--------

(1) Filed as an exhibit to the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 4, 1995 (File No. 33-91874).

                                   II-4

Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
































                                   II-5

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this tenth day of November, 2000.

                                   TARRANT APPAREL GROUP


                                   By   /S/ Scott Briskie
                                      ________________________________________
                                            Scott Briskie,
                                            Vice President-Finance and
                                            Chief Financial Officer


            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gerard Guez and Scott Briskie his true and lawful attorney-in-fact and agent, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                     Title                                    Date
         ---------                                     -----                                    ----
     /S/ Gerard Guez                    Chairman of the Board, Chief Executive            November 10, 2000
   _____________________________        Officer and Director (Principal Executive
        Gerard Guez                     Officer)

     /S/ Todd Kay                       Vice Chairman, President and Director             November 10, 2000
   _____________________________
         Todd Kay

     /S/ Barry S. Aved                  Director                                          November 10, 2000
   _____________________________
       Barry S. Aved

     /S/ Scott Briskie                  Vice President - Finance, Chief Financial         November 10, 2000
   _____________________________        Officer (Principal Financial and Accounting
       Scott Briskie                    Officer) and Director

     /S/ Nicolas Berggruen              Director                                          November 10, 2000
   _____________________________
       Nicolas Berggruen

     /S/ James R. Miller                Director                                          November 10, 2000
   _____________________________
        James R. Miller

     /S/ Karen S. Wasserman             Executive Vice President, General                 November 10, 2000
   _____________________________        Merchandising Manager and Director
       Karen S. Wasserman

                                   II-6

                                   EXHIBITS
                                      TO
                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ---------------

                             TARRANT APPAREL GROUP

                                 EXHIBIT INDEX


Exhibit                                                              Sequential
Number      Description                                              Page Number
------      -----------                                              -----------

  3.1       Restated Articles of Incorporation of the Registrant(1)      __
  3.2       Restated Bylaws of the Registrant(1)                         __
  5.1       Opinion of Sheppard, Mullin, Richter & Hampton LLP           11
 23.1       Consent of Sheppard, Mullin, Richter & Hampton LLP
                (see Exhibit 5.1)                                        __
 23.2       Consent of Independent Auditors (Ernst & Young  LLP)         15
 24.1       Power of Attorney (See page II-6)                            __
 99.1       Employee Incentive Plan                                      17
 99.2       Form of Incentive Stock Option Agreement                     39
 99.3       Form of Non-Qualified Stock Option Agreement                 47





























--------

(1) Filed as an exhibit to the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 4, 1995 (File No. 33-91874).

                                  EXHIBIT 5.1

              Opinion of Sheppard, Mullin, Richter & Hampton LLP

                                                                     Exhibit 5.1
                                                                     -----------

                               November 10, 2000


Tarrant Apparel Group
3151 East Washington Boulevard
Los Angeles, California  90023


Re:   Registration Statement on Form S-8
      ----------------------------------


Gentlemen:

            At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Tarrant Apparel Group, a California corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 3,600,000 shares of the Company's common stock (the "Common Stock"), that may be issued in the aggregate pursuant to awards granted under the Company's Employee Incentive Plan (the "Plan").

            In rendering this opinion, we have examined only the following documents:

            1. The Restated Articles of Incorporation of the Company, as certified by the California Secretary of State as of November 8, 2000;

            2. The Bylaws of the Company, as certified by the Secretary of the Company as of November 10, 2000;

            3.   The Plan;

            4. The forms of Incentive Stock Option Agreement and Non-Qualified Stock Option Agreement (collectively the "Agreements") to be used in connection with the Plan;

Tarrant Apparel Group
November 10, 2000
Page 2


            5. Resolutions, adopted by the Company's Board of Directors as of January 13, 1997, April 2, 1999 and July 17, 2000, and by the shareholders of the Company as of May 2, 1997 and May 3, 1999, pertaining to the adoption of the Plan, the Agreements and the Registration Statement; and

            6.   The Registration Statement.

            With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We also have obtained from the officers of the Company certificates as to all factual matters necessary for the purpose of this opinion and, insofar as this opinion is based on such matters of fact, we have relied on such certificates without independent investigation.

            Based  solely  upon the  foregoing  and  assuming,  without  further inquiry, that (i) all awards granted under the Plan to date have been, and all awards to be granted under the Plan will be, duly and validly granted in accordance with the terms of the Plan, (ii) the consideration for the shares of Common Stock to be issued pursuant to such awards will be received prior to the issuance thereof, (iii) the shares of Common Stock to be issued pursuant to such awards will be issued in accordance with the terms of the Plan and the applicable Agreement, (iv) the Registration Statement will become effective under the Securities Act prior to the issuance of any shares of Common Stock under the Plan and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or be pending before the SEC, (v) prospectuses will be updated and delivered to participants in the Plan as required by the Securities Act and the rules and regulations promulgated by the SEC thereunder, and (vi) the grant of awards under the Plan and the issuance of shares of Common Stock pursuant to such awards will comply with the securities laws of each state or jurisdiction applicable thereto (other than the Securities
Act), upon which assumptions the following opinion is expressly conditioned, it is the opinion of the undersigned that the 3,600,000 shares of Common Stock issuable by the Company pursuant to awards granted pursuant to the Plan will be, when issued and delivered against payment therefor in accordance with the Plan, the applicable Agreement and the Registration Statement, duly authorized, validly issued, fully paid and non-assessable.

Tarrant Apparel Group
November 10, 2000
Page 3


            This opinion is limited to the General Corporation Law of the State of California and the Securities Act and the rules and regulations promulgated by the SEC thereunder, to present judicial interpretations thereof and to facts as they presently exist. In rendering this opinion, we have no obligation to revise or supplement it should the current laws of the State of California or the Securities Act or such rules and regulations be changed by legislative action, judicial decision or otherwise or if we become aware of any facts that change the opinion expressed herein after the date hereof.

            This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or related document, nor is it to be filed with or furnished to any government agency or other person, without the prior written consent of the undersigned in each instance.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                     Respectfully submitted,



                                     SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

                                 EXHIBIT 23.2

              Consent of Independent Auditors (Ernst & Young LLP)

                                                                    Exhibit 23.2
                                                                    ------------



                       CONSENT OF INDEPENDENT AUDITORS
                       -------------------------------


      We consent to the incorporation by reference in the Registration Statement (Form S-8 333- 0000) pertaining to the Employee Incentive Plan of Tarrant Apparel Group of our report dated March 17, 2000 with respect to the consolidated financial statements and schedules of Tarrant Apparel Group for the year ended December 31, 1999 included in the Annual Report on Form 10-K of Tarrant Apparel Group for the year ended December 31, 1999.


                                    ERNST & YOUNG LLP



Los Angeles, California
November 10, 2000

                                 EXHIBIT 99.1

                            Employee Incentive Plan

                                                                    Exhibit 99.1
                                                                    ------------

                            TARRANT APPAREL GROUP
                           EMPLOYEE INCENTIVE PLAN
                   (Formerly the "1995 Stock Option Plan")
                  (Amended and Restated as of May 2, 1997)
                         (Amended as of May 3, 1999)


            Tarrant Apparel Group, a California corporation (the "Company"), by action of both its Compensation Committee and its Board of Directors as a whole, hereby adopts the Tarrant Apparel Group Employee Incentive Plan (the "Plan") with the following provisions:

            1. Purpose. The purpose of the Plan is to promote and advance the interests of the Company and its shareholders by enabling the Company and its Subsidiaries to attract, retain and motivate officers, directors, employees and independent contractors by providing for performance-based benefits, and to strengthen the mutuality of interests between such persons and the Company's shareholders. The Plan is designed to meet this intent by offering performance-based stock and cash incentives and other equity-based incentive awards, thereby providing a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

            2. Definitions. For purposes of this Plan, the following terms shall have the meanings set forth below:

                  (a) "Award" or "Awards" means an award or grant made to a Participant under Sections 6 through 10, inclusive, of the Plan.

                  (b)  "Board" means the Board of Directors of the Company.

                  (c) "Code" means the Internal Revenue Code of 1986, as in effect from time to time or any successor thereto, together with rules, regulations and authoritative interpretations promulgated thereunder.

                  (d) "Committee" means the Compensation Committee of the Board that is provided for in Section 3 of the Plan.

                  (e) "Common Stock" means the Common Stock of the Company or any security of the Company issued in substitution, exchange or lieu thereof.

                  (f) "Company" means Tarrant Apparel Group, a California corporation, or a Subsidiary or successor corporation, or any holding company for Tarrant Apparel Group which is a parent of the Company within the meaning of Code Section 424(e).

                  (g) "Date of Grant" means the date the Committee (or the Board, as the case may be) takes formal action designating that a Participant shall receive an Award, notwithstanding the date the Participant accepts the Award, the date the Company and the Participant enter into a written agreement with respect to the Award, or any other date.

                  (h) "Effective Date" means the date the Plan is approved by the holders of a majority of the shares of Common Stock represented and voting and entitled to vote at a meeting of the shareholders of the Company or by written consent of a majority of the outstanding shares of Common Stock, provided such approval of the shareholders of the Company occurs within twelve
(12) months before or after the Committee and the Board both adopt the Plan. Awards may be granted prior to the Effective Date, but payment under such Awards is contingent upon shareholder approval as provided above in this definition. In the event the Company does not obtain shareholder approval of the Plan, any Awards granted pursuant to the Plan shall be rescinded automatically.

                  (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

                  (j) "Fair Market Value" means on any given date, the closing price for the Common Stock on such date, or, if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded, determined in accordance with the following rules.

                            (i)  If  the  Common Stock is admitted to trading or
listing on a national securities exchange registered under the Exchange Act, the closing price for any day shall be the last reported sale price regular way, or in the case no such reported sale takes place on such date, the average of the last reported bid and ask prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or

                           (ii)  If  not  listed  or  admitted to trading on any
national securities exchange, the last sale price of the Common Stock on the National Association of Securities Dealers Automated Quotation National Market System ("NMS") or, in case no such reported sale takes place, the average of the closing bid and ask prices on such date, or

                          (iii)  If  not  quoted  on the NMS, the average of the
closing bid and ask prices of the Common Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system, or

                           (iv)  If  the Common Stock is not listed on NASDAQ or
any comparable system, the closing bid and ask prices as furnished by any member of the National Association of Securities Dealers, Inc., selected from time to time by the Company for that purpose.

                  (k) "Incentive Stock Option" means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is intended to be and is specifically designated as an "incentive stock option" within the meaning of
Section 422 of the Code.

                  (l) "Non-Qualified Stock Option" means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.

                  (m) "Participant" means an officer, director, employee or independent contractor with respect to the Company or a Subsidiary who is granted an Award under the Plan.

                  (n) "Performance Award" means an Award granted pursuant to the provisions of Section 9 of the Plan, the vesting of which is contingent on the attainment of specified performance criteria.

                  (o)  "Performance   Share  Grant"  means  an  Award  of  units
representing  shares of Common  Stock  granted  pursuant  to the  provisions  of
Section 9 of the Plan.

                  (p) "Performance Unit Grant" means an Award of monetary units granted pursuant to the provisions of Section 9 of the Plan.

                  (q)  "Plan"   means   this   Tarrant  Apparel  Group  Employee
Incentive Plan, as set forth herein and as it may be hereafter amended and from time to time in effect.

                  (r) "Restricted Award" means an Award granted pursuant to the provisions of Section 8 of the Plan.

                  (s) "Restricted Stock Grant" means an Award of shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan.

                  (t)  "Restricted   Unit  Grant"   means   an  Award  of  units
representing  shares of Common  Stock  granted  pursuant  to the  provisions  of
Section 8 of the Plan.

                  (u) "Stock Appreciation Right" means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of
Section 7 of the Plan.

                  (v) "Stock Option" means an Award to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan.

                  (w) "Subsidiary" means any corporation or entity which is a subsidiary of the Company within the meaning of Section 424(f) of the Code (or successor sections).

                  (x) "Ten Percent Shareholder" means a person who owns (after taking into account the constructive ownership rules of Section 424(d) of the Code or successor sections) more than ten percent (10%) of the stock of the Company.

            3.    Administration.
                  --------------

                  (a) The Plan is being established and shall be administered by the Compensation Committee to be appointed from time to time by the Board. The Committee shall be comprised solely of not less than two persons who are all "outside directors" within the meaning of Section 162(m)(4)(C) of the Code and not less than the minimum number (if any) of members of the Board required by Rule 16b-3 of the Exchange Act (or any successor rule). All Committee members must also be "disinterested persons" for securities law purposes. Members of the Committee shall serve at the pleasure of the Board and the Board may from time to time remove members from, or add members to, the Committee. No person who is not an "outside director" within the meaning of Section 162(m)(4)(C) of the Code and a "disinterested person" may serve on the Committee. Appointment to the Committee of any person who is not an "outside director" and a "disinterested person" shall automatically be null and void, and any person on the Committee who ceases to be an "outside director" for purposes of Section 162(m)(4)(C) of the Code and a "disinterested person" shall automatically and without further action cease to be a member of the Committee.

                  (b) A majority of the members of the Committee shall constitute a quorum for the transaction of business. Action approved in writing by a majority of the members of the Committee then serving shall be as effective as if the action had been taken by unanimous vote at a meeting duly called and held. Two Committee members have signed the original Plan document below signifying that the Committee, as well as the Board as a whole, has adopted and established this Plan.

                  (c)  The Committee is authorized to construe and interpret the
Plan, to promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be binding upon all Participants and any person claiming under or through any Participant. Although the Committee is anticipated to make certain Awards that constitute "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, the Committee is also expressly authorized to make Awards that do not constitute "performance-based compensation" within the meaning of that provision. By way of example, and not by way of limitation, the Committee, in its sole and absolute discretion, may issue an Award that is not based on a performance goal, as set forth in (g) below, but is based solely on continued service to the Company.

                  (d)  The Committee  may  employ or retain  persons  other than members of the Committee to assist the Committee to carry out its responsibilities under such conditions and limitations as it may prescribe, except that the Committee may not delegate its authority with regard to selection for participation of and the granting of Awards to persons subject to
Section 16 of the Exchange Act or with regard to any of the duties of the Committee under Section 162(m) of the Code necessary for awards under this Plan to qualify as "performance-based compensation" for purposes of Section 162(m)(4)(C) of the Code.

                  (e) The Committee is expressly authorized to make such modifications to the Plan as are necessary to effectuate the intent of the Plan as a result of any changes in the income tax, accounting, or securities law treatment of Participants and the Plan.

                  (f) The Company shall effect the granting of Awards under the Plan in accordance with the determinations made by the Committee, by execution of instruments in writing in such form as approved by the Committee.

                  (g) The Committee, in the case of each Award, shall establish in writing at the time of making the Award the business criterion or criteria (if any) that must be satisfied for payment pursuant to the Award and the amount payable upon satisfaction of those standards. Those standards are also referred to herein as performance goals. Such criterion or criteria (if any) shall be established prior to the Participant rendering the services to which they relate and while the outcome is substantially uncertain or at such other time permitted under Treasury Regulations Section 1.162-27(e)(2). In carrying out these duties, the Committee shall use objective written standards for establishing both the performance goal and the amount of compensation such that a third party with knowledge of the relevant facts would be able to determine whether and to what extent the goal has been satisfied and the amount of compensation payable. The Committee shall provide a copy of the document setting forth such standards to the affected Participant and shall retain such written material in its permanent books and records.

                  (h) The Committee may not increase an Award once granted, although it may grant additional Awards to the same Participant.

                  (i) The Committee shall keep the Board informed as to its actions and make available to the Board its books and records. Although the Compensation Committee has the authority to establish and administer the Plan, the Board reserves the right at any time to abolish the Committee and administer the Plan itself.

                  (j) In the case of remuneration that is intended to qualify as performance-based compensation for purposes of Code Section 162(m)(4)(C), the Committee and the Board shall disclose to the shareholders of the Company the material terms under which such remuneration is to be paid under the Plan, and shall seek approval of the shareholders by a majority vote in a separate shareholder vote before payment of such remuneration. For these purposes, the material terms include the individuals (or class of individuals) eligible to receive such compensation, a description of the business criterion or criteria on which the performance goal is based, either the maximum amount of the compensation to be paid thereunder or the formula used to calculate the amount of compensation if the performance goal is attained, and such other terms as required under Code Section 162(m)(4)(C) and the Treasury Regulations thereunder determined from time to time. The foregoing actions shall be undertaken in conformity with the rules of Code Section 162(m)(4)(C)(ii) and Treasury Regulations promulgated thereunder. Such remuneration shall not be payable under this Plan in the absence of such an approving shareholder vote. In the case of remuneration that is not intended to qualify as performance-based compensation under Code Section 162(m)(4)(C), the Committee and the Board shall make such disclosures to and seek such approval from the shareholders of the Company as they reasonably determine are required by law.

                  (k) To the extent required under Code Section 162(m)(4)(C), before any payment of remuneration under this Plan, the Committee must certify in writing that the performance goals and any other material terms of the Award were in fact satisfied. Such certification shall be kept with the permanent books and records of the Committee, and the Committee shall provide the affected Participant with a copy of such certification.

                  (l) The Committee shall use its good faith best efforts to comply with the requirements of Section 162(m)(4)(C) of the Code for Awards that are intended to qualify under that section as "performance-based compensation," but shall have no liability to the Company or any recipient in the event one or more Awards do not so qualify.

            4.    Duration of and Common Stock Subject to the Plan.
                  ------------------------------------------------

                  (a) Term. The Plan shall terminate automatically on the tenth (10th) anniversary date of the date of adoption of the Plan by the Committee, the date of adoption of the Plan by the Board, or the tenth (10th) anniversary date of the date of shareholder approval of the Plan, whichever is earlier (subject to earlier termination by action of the Board), except with respect to Awards then outstanding.

                  (b) Shares of Common Stock Subject to the Plan. The maximum total number of shares of Common Stock with respect to which aggregate stock Awards may be granted under the Plan shall be Three Million Six Hundred Thousand (3,600,000).

                            (i)  All of the amounts stated in this Paragraph (b)
are subject to adjustment as provided in Section 15 below.

                           (ii)  For  the  purpose of computing the total number
of shares of Common Stock available for Awards under the Plan, there shall be counted against the foregoing limitations the number of shares of Common Stock subject to issuance upon exercise or used for payment or settlement of Awards.

                          (iii)  If any Awards are forfeited, terminated, expire
unexercised, settled or paid in cash in lieu of stock or exchanged for other Awards, the shares of Common Stock which were theretofore subject to such Awards shall again be available for Awards under the Plan to the extent of such forfeiture or expiration of such Awards.

                  (c) Source of Common Stock. Common Stock which may be issued under the plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional shares of Common Stock shall be issued under the Plan.

            5. Eligibility. Incentive Stock Options may be granted under the Plan only to employees (including employee directors) of the Company and its Subsidiaries. Officer, directors, employees, and independent contractors are eligible to receive Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Awards, Performance Awards and other Awards under the Plan.

            6. Stock Options. Stock Options granted under the Plan may be in the form of Incentive Stock Options or Non-Qualified Stock Options (collectively referred to as "Stock Options"). Stock Options shall be subject to the terms and conditions set forth below. Each written Stock Option agreement shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable.

                  (a) Grant. Stock Options shall be granted under the Plan on such terms and conditions not inconsistent with the provisions of the Plan and pursuant to written agreements with the optionee in such form as the Committee may from time to time approve in its sole and absolute discretion. The terms of individual Stock Option agreements need not be identical. Each Stock Option agreement shall state specifically whether it is intended to be an Incentive Stock Option agreement or a Non-Qualified Stock Option agreement. Stock Options may be granted alone or in addition to other Awards under the Plan. Only common law employees may receive grants of Incentive Stock Options. No person may be granted (in any calendar year) options to purchase more than one hundred thousand (100,000) shares of Common Stock (subject to adjustment pursuant to Section 15). The foregoing sentence is an annual limitation on grants and not a cumulative limitation. Any Stock Option repriced during a year shall count against this annual limitation.

                  (b) Stock Option Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant. In no event shall the exercise price of a Stock Option be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Date of the Grant of such Stock Option. In the case of a Ten Percent Shareholder, the exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on its Date of Grant.

                  (c) Option Term. The term of each Stock Option shall be fixed by the Committee. However, the term of any Stock Option shall not exceed ten
(10) years after the date such Stock Option is granted. Furthermore, the term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed five (5) years after its Date of Grant.

                  (d) Exercisability. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the Date of Grant and set forth in the written Stock Option agreement. However, no Stock Option shall be exercisable during the first six (6) months after the date such Stock Option is granted. A written Stock Option agreement may, if permitted pursuant to its terms, become exercisable in full upon the occurrence of events selected by the Committee that are beyond the control of the Participant (including, but not limited to, a Change in Control of the Company as set forth in Section 16 below).

                  (e) Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price (i) in cash or (ii) if acceptable to the Committee, in shares of Common Stock already owned by the Participant or a promissory note. The Committee may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise Options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of part or all of the purchase price of such shares.

                  (f) Special Rule for Incentive Stock Options. With respect to Incentive Stock Options granted under the Plan, the aggregate Fair Market Value (determined as of the Date of Grant) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan and all other incentive stock option plans of this Company or its Subsidiaries) shall not exceed one hundred thousand dollars ($100,000) or such other limit as may be required by the Code.

            7. Stock Appreciation Rights. The grant of Stock Appreciation Rights under the Plan shall be subject to the following terms and conditions. Furthermore, the Stock Appreciation Rights shall contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall deem desirable. The terms of each Stock Appreciation Right granted shall be set forth in a written agreement between the Company and the Participant receiving such grant. The terms of such agreements need not be identical.

                  (a) Stock Appreciation Rights. A Stock Appreciation Right is an Award determined by the Committee entitling a Participant to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock on a fixed date, which shall be the date concluding a measuring period set by the Committee upon granting the Stock Appreciation Right, over the Fair Market Value of a share of Common Stock on the Date of Grant of the Stock Appreciation Right, multiplied by the number of shares of Common Stock subject to the Stock Appreciation Right. No Stock Appreciation Rights granted in any year to any person may be measured by an amount of shares of Common Stock in excess of one hundred thousand (100,000) shares, subject to adjustment under Section 15 below. The foregoing sentence is an annual limitation on grants and not a cumulative limitation.

                  (b) Grant. A Stock Appreciation Right may be granted in addition to or completely independent of any other Award under the Plan. Upon grant of a Stock Appreciation Right, the Committee shall select and inform the Participant regarding the number of shares of Common Stock subject to the Stock Appreciation Right and the date that constitutes the close of the measuring period.

                  (c) Measuring Period. A Stock Appreciation Right shall accrue in value from the Date of Grant over a time period established by the Committee, except that in no event shall a Stock Appreciation Right be payable within the first six (6) months after the Date of Grant. In the written Stock Appreciation Right agreement, the Committee may also provide (but is not required to provide) that a Stock Appreciation Right shall be automatically payable on one or more specified dates prior to the normal end of the measuring period upon the occurrence of events selected by the Committee (including, but not limited to, a Change in Control of the Company as set forth in Section 16 below) that are beyond the control of the Participant. The Committee may provide (but is not required to provide) in the Stock Appreciation Right agreement that in the case of a cash payment such acceleration in payment shall also be subject to discounting of the payment to reasonably reflect the time value of money using any reasonable discount rate selected by the Committee in accordance with Treasury Regulations under Code Section 162(m).

                  (d) Form of Payment. Payment pursuant to a Stock Appreciation Right may be made (i) in cash, (ii) in shares of Common Stock, (iii) a promissory note or (iv) in any combination of the above, as the Committee shall determine in its sole and absolute discretion. The Committee may elect to make this determination either at the time the Stock Appreciation Right is granted, at the time of payment or at any time in between such dates. However, any Stock Appreciation Right paid upon or subsequent to the occurrence of a Change in Control (as defined in Section 16) shall be paid in cash.

            8. Restricted Awards. Restricted Awards granted under the Plan may be in the form of either Restricted Stock Grants or Restricted Unit Grants. Restricted Awards shall be subject to the following terms and conditions. Furthermore, the Restricted Awards shall be pursuant to a written agreement executed both by the Company and the Participant, which agreement shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable in its sole and absolute discretion. The terms of such written agreements need not be identical.

                  (a) Restricted Stock Grants. A Restricted Stock Grant is an Award of shares of Common Stock transferred to a Participant subject to such terms and conditions as the Committee deems appropriate, as set forth in Paragraph (d) below.

                  (b) Restricted Unit Grants. A Restricted Unit Grant is an Award of units (with each unit having a value equivalent to one share of Common Stock) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit all or a portion of such units upon termination of employment for specified reasons within a specified period of time, and restrictions on the sale, assignment, transfer or other disposition of such units.

                  (c) Grants of Awards. Restricted Awards may be granted under the Plan in such form and on such terms and conditions as the Committee may from time to time approve. Restricted Awards may be granted alone or in addition to other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Awards to be granted to a Participant and the Committee may impose different terms and conditions (including performance goals) on any particular Restricted Award made to any Participant. Each Participant receiving a Restricted Stock Grant shall be issued a stock certificate in respect of such shares of Common Stock. Such certificate shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The certificate evidencing the shares shall be held in custody by the Company until the restrictions imposed thereon shall have lapsed or been removed.

                  (d) Restriction Period. Restricted Awards shall provide that in order for a Participant to vest in such Awards, the Participant must continuously provide services to the Company or its Subsidiaries, subject to relief for specified reasons, for such period as the Committee may designate at the time of the Award ("Restriction Period"). If the Committee so provides in the written agreement with the Participant, a Restricted Award may also be subject to satisfaction of such performance goals as are set forth in such agreement. During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of shares of Common Stock received under a Restricted Stock Grant. The Committee, in its sole discretion, may provide for the lapse of restrictions during the Restriction Period upon the occurrence of events selected by the Committee that are beyond the control of the Participant (including, but not limited to, a Change in Control of the Company under Section 16). The Committee may provide (but is not required to provide) in the written agreement with the recipient that in the case of a cash payment such acceleration in payment shall also be subject to discounting of the payment to reasonably reflect the time value of money using any reasonable discount rate selected by the Committee in accordance with Treasury Regulations under Code Section 162(m). Upon expiration of the applicable Restriction Period (or lapse of restrictions during the Restriction Period where the restrictions lapse in installments or by action of the Committee), the Participant shall be entitled to receive his or her Restricted Award or portion thereof, as the case may be.

                  (e) Payment of Awards. A Participant who receives a Restricted Stock Grant shall be paid solely by release of the restricted shares at the termination of the Restriction Period (whether in one payment, in installments or otherwise). A Participant shall be entitled to receive payment for a Restricted Unit Grant (or portion thereof) in an amount equal to the aggregate Fair Market Value of the shares of Common Stock covered by such Award upon the expiration of the applicable Restriction Period. Payment in settlement of a Restricted Unit Grant shall be made as soon as practicable following the conclusion of the specified Restriction Period (i) in cash, (ii) in shares of

Common Stock equal to the number of units granted under the Restricted Unit Grant with respect to which such payment is made, or (iii) in any combination of the above, as the Committee shall determine in its sole and absolute discretion. The Committee may elect to make this determination either at the time the Award is granted, at the time of payment or at any time in between such dates.

                  (f) Rights as a Shareholder. A Participant shall have, with respect to the shares of Common Stock received under a Restricted Stock Grant, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. Such cash dividends shall be withheld, however, until their release upon lapse of the restrictions under the Restricted Award. Stock dividends issued with respect to the shares covered by a Restricted Grant shall be treated as additional shares under the Restricted Grant and shall be subject to the same restrictions and other terms and conditions that apply to shares under the Restricted Grant with respect to which the dividends are issued.

            9.    Performance Awards. Performance Awards granted under the Plan may be in the form of either Performance Share Grants or Performance Unit Grants. Performance Awards shall be subject to the terms and conditions set forth below. Furthermore, the Performance Awards shall be subject to written agreements which shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable in its sole and absolute discretion. Such agreements need not be identical.

                  (a) Performance Share Grants. A Performance Share Grant is an Award of units (with each unit equivalent in value to one share of Common Stock) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units (or a portion of such units) in the event certain performance criteria are not met within a designated period of time.

                  (b) Performance Unit Grants. A Performance Unit Grant is an Award of units (with each unit representing such monetary amount as designated by the Committee) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units (or a portion of such units) in the event certain performance criteria are not met within a designated period of time.

                  (c) Grants of Awards. Performance Awards shall be granted under the Plan pursuant to written agreements with the Participant in such form as the Committee may from time to time approve. Performance Awards may be granted alone or in addition to other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Performance Awards to be granted to a Participant and the Committee may impose different terms and conditions on any particular Performance Award made to any Participant.

                  (d) Performance Goals and Performance Periods. Performance Awards shall provide that, in order for a Participant to vest in such Awards, the Company must achieve certain performance goals ("Performance Goals") over a designated performance period selected by the Committee ("Performance Period"). The Performance Goals and Performance Period shall be established by the Committee, in its sole and absolute discretion. The Committee shall establish Performance Goals for each Performance Period before the commencement of the Performance Period and while the outcome is substantially uncertain or at such other time permitted under Treasury Regulations Section 1.162-27(e)(2). The Committee shall also establish a schedule or schedules for such Performance Period setting forth the portion of the Performance Award which will be earned or forfeited based on the degree of achievement of the Performance Goals actually achieved or exceeded. In setting Performance Goals, the Committee may use such measures as return on equity, earnings growth, revenue growth, comparisons to peer companies, or such other measure or measures of performance in such manner as it deems appropriate.

                  (e) Payment of Awards. In the case of a Performance Share Grant, the Participant shall be entitled to receive payment for each unit earned in an amount equal to the aggregate Fair Market Value of the shares of Common Stock covered by such Award as of the end of the Performance Period. In the case of a Performance Unit Grant, the Participant shall be entitled to receive payment for each unit earned in an amount equal to the dollar value of each unit times the number of units earned. The Committee, pursuant to the written agreement with the Participant, may make such Performance Awards payable in whole or in part upon the occurrence of events selected by the Committee that are beyond the control of the Participant (including, but not limited to, a Change in Control of the Company as set forth in Section 16 below). The Committee may provide (but is not required to provide) in the written agreement with the recipient that, in the case of a cash payment, acceleration in payment of a Performance Award shall also be subject to discounting to reasonably reflect the time value of money using any reasonable discount rate selected by the Committee in accordance with Treasury Regulations under Code Section 162(m). Payment in settlement of a Performance Award shall be made as soon as practicable following the conclusion of the Performance Period (i) in cash, (ii) in shares of Common Stock, or (iii) in any combination of the above, as the Committee may determine in its sole and absolute discretion. The Committee may elect to make this determination either at the time the Award is granted, at the time of payment, or at any time in between such dates.

            10.   Other Stock-Based and Combination Awards.

                  (a) The Committee may grant other Awards under the Plan pursuant to which Common Stock is or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such other stock-based grants may be granted either alone or in addition to any other type of Award granted under the Plan.

                  (b) The Committee may also grant Awards under the Plan in combination with other Awards or in exchange of Awards, or in combination with or as alternatives to grants or rights under any other employee plan of the Company, including the plan of any acquired entity.

                  (c) Subject to the provisions of the Plan, the Committee shall have authority to determine the individuals to whom and the time or times at which the Awards shall be made, the number of shares of Common Stock to be granted or covered pursuant to such Awards, and any and all other conditions and/or terms of the Awards.

            11. Deferral Elections. The Committee may permit a Participant to elect to defer his or her receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the exercise, earn out or vesting of an Award made under the Plan. If any such election is permitted, the Committee shall establish rules and procedures for such payment deferrals, including the possible (a) payment or crediting of reasonable interest on such deferred amounts credited in cash, and (b) the payment or crediting of dividend equivalents in respect of deferrals credited in units of Common Stock. The Company and the Committee shall not be responsible to any person in the event that the payment deferral does not result in deferral of income for tax purposes.

            12.   Dividend  Equivalents.   Awards  of  Stock   Options,   Stock
Appreciation Rights, Restricted Unit Grants, Performance Share Grants, and other stock-based Awards may, in the sole and absolute discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the shares of Common Stock covered by such Award had such shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment, and payment contingencies of such dividend equivalents, as it deems appropriate or necessary.

            13. Termination of Employment. The terms and conditions under which an Award may be exercised after a Participant's termination of employment shall be determined by the Committee and reflected in the written agreement with the Participant concerning the Award, except that in the event a Participant's employment with the Company or a Subsidiary terminates for any reason within six
(6) months of the date of grant of any Award held by the Participant, the Award shall expire as of the date of such termination of employment and the Participant and the Participant's legal representative or beneficiary shall forfeit any and all rights pertaining to such Award.

            14. Non-transferability of Awards. No Award under the Plan, and no rights or interest therein, shall be assignable or transferable by a Participant except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order within the meaning of the Code. Subject to the foregoing, during the lifetime of a Participant, Awards are exercisable only by, and payments in settlement of Awards will be payable only to, the Participant or his or her legal representative.

            15.   Adjustments Upon Changes in Capitalization, Etc.
                  -----------------------------------------------

                  (a) The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Common Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

                  (b)  In  the  event  of any change in capitalization affecting the Common Stock of the Company after the Effective Date, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination, exchange of shares, other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustments, if any, as the Committee or the Board in its discretion may deem appropriate to reflect such change shall be made with respect to (i) the aggregate number of shares of Common Stock for which Awards in respect thereof may be granted under the Plan,
(ii) the maximum number of shares of Common Stock which may be sold or awarded to any Participant, (iii) the number of shares of Common Stock covered by each outstanding Award, and (iv) the price per share in respect of outstanding Awards.

                  (c) The Committee or the Board may also make such adjustments in the number of shares covered by, and the price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders. In the event that another corporation or business entity is being acquired by the Company, and the Company agrees to assume outstanding employee stock option or stock appreciation rights and/or the obligation to make future grants of options or rights to employees of the acquired entity, the aggregate number of shares of Common Stock available for Awards under Section 4 of the Plan may be increased accordingly.

            16.   Change in Control.
                  -----------------

                  (a) In the event of a Change in Control (as defined in Paragraph (b) below) of the Company, and except as otherwise provided in Award agreements:

                            (i)  All Stock Options or Stock Appreciation Rights
then outstanding shall become fully exercisable as of the date of the Change in Control (and shall terminate at such time as specified in the Award agreement);

                           (ii)  All   restrictions   and   conditions   of  all
Restricted Stock Grants and Restricted Unit Grants then outstanding shall be deemed satisfied as of the date of the Change in Control; and

                          (iii)  All  Performance  Share  Grants and Performance
Unit Grants shall be deemed to have been fully earned as of the date of the Change in Control;

subject to the limitation that any Award which has been outstanding less than six (6) months on the date of the Change in Control shall not be afforded such treatment.

                  (b) A "Change in Control" shall be deemed to have occurred upon the occurrence of any one (or more) of the following events:

                            (i)  Any  person,  including  a  group as defined in
Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board may be cast;

                           (ii)  As a result of, or in connection with, any cash
tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, persons who were directors of the Company just prior to such event shall cease to constitute a majority of the Board;

                          (iii)  The  shareholders  of the Company shall approve
an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Company;

                           (iv)  A  tender  offer  or exchange offer is made for
shares of the Company's Common Stock (other than one made by the Company) and shares of Common Stock are acquired thereunder; or

                            (v)  Formation  of a holding company for the Company
in which the shareholdings of the holding company after its formation are substantially the same as for the Company prior to the holding company formation does not constitute a Change in Control for purposes of this Plan.

                  (c) In the event that any payment under this Plan (alone or in conjunction with other payments) would otherwise constitute an "excess parachute payment" under Section 280G of the Code (in the sole judgment of the Company), such payment shall be reduced or eliminated to the extent the Company determines necessary to avoid deduction disallowance under Section 280G of the Code or the imposition of excise tax under Section 4999 of the Code. The Company may consult with a Participant regarding the application of Section 280G and/or
Section 4999 to payments otherwise due to such Participant under the Plan, but the judgment of the Company as to applicability of those provisions, the degree to which a payment must be reduced to avoid those provisions, and which Awards shall be reduced, is final. The Compensation Committee shall act on behalf of the Company in interpreting and administering this limitation.

            17. Amendment and Termination. Without further approval of the shareholders, the Board may at any time terminate the Plan, or may amend it from time to time in such respects as the Board may deem advisable. However, the Board may not, without approval of the shareholders, make any amendment which would (a) increase the aggregate number of shares of Common Stock which may be issued under the Plan (except for adjustments pursuant to Section 15 of the
Plan), (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) materially increase the benefits accruing to Participants under the Plan. Notwithstanding the above, the Board may amend the Plan to take into account changes in applicable securities laws, federal income tax laws and other applicable laws. Further, should the provisions of Rule 16b-3, or any successor rule, under the Exchange Act be amended, the Board may amend the Plan in accordance with any modifications to that rule without the need for shareholder approval. Notwithstanding the foregoing, the Plan may not be amended more than once every six months other than to comply with the changes in the Code or the Employee Retirement Income Security Act of 1974 ("ERISA").

            18.   Miscellaneous Matters.
                  ---------------------

                  (a) Tax Withholding. The Company shall have the right to deduct from any payment, including the delivery of shares, made under the Plan any federal, state, or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of the Company to satisfy all obligation for the payment of such taxes. If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

                  (b) No Right to Employment. Neither the adoption of the Plan nor the granting of any Award shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without cause.

                  (c) Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan shall be based solely upon any written contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

                  (d) Annulment of Awards. The grant of any Award under the Plan payable in cash is provisional until cash is paid in settlement thereof. The grant of any Award payable in Common Stock is provisional until the Participant becomes entitled to the certificate in settlement thereof. Payment under any Awards granted pursuant to the Plan is wholly contingent upon shareholder approval of the Plan. Where approval for an award sought pursuant to
Section 162(m)(4)(C)(ii) is not granted by the Company's shareholders, the Award shall be annulled automatically. In the event the employment of a Participant is terminated for cause (as defined below), any Award which is provisional shall be annulled as of the date of such termination for cause. For purposes of the Plan, the term "terminated for cause" means any discharge because of personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, continuing intentional or habitual failure to perform stated duties, violation of any law (other than minor traffic violations or similar misdemeanor offenses not involving moral turpitude), or material breach of any provision of an employment or independent contractor agreement with the Company.

                  (e) Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination indemnity or severance pay law of any state. Furthermore, such benefits shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company or a Subsidiary unless expressly so provided by such other plan or arrangement, or except where the Committee expressly determines that inclusion of an Award or portion of an Award should be included. Awards under the Plan may be made in combination with or in addition to, or as alternatives to, grants, awards or payments under any other Company or Subsidiary plans. The Company or any Subsidiary may adopt such other compensation programs and additional compensation arrangements (in addition to this Plan) as it deems necessary to attract, retain, and motivate officers, directors, employees or independent contractors for their service with the Company and its Subsidiaries.

                  (f) Securities Law Restrictions. No shares of Common Stock shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for shares of Common Stock delivered under the Plan may be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                  (g) Award Agreement. Each Participant receiving an Award under the Plan shall enter into a written agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award and such related matters as the Committee shall, in its sole and absolute discretion, determine.

                  (h) Costs of Plan. The costs and expenses of administering the Plan shall be borne by the Company.

                  (i) Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of California.

                              TARRANT APPAREL GROUP,
                              a California corporation



Date: February 24, 1997       By:      /s/  Gerard Guez
                                  ----------------------------------------------
                                          Chairman, Board of Directors

                    CERTIFICATE OF COMPENSATION COMMITTEE
                    -------------------------------------

            The undersigned two persons, being members of the Compensation Committee and "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, hereby certify that the foregoing Tarrant Apparel Group Employee Incentive Plan was adopted and established by the Compensation Committee on December 20, 1996.


Date:  January 16, 1997                /s/  Barry S. Aved
                                    --------------------------------------------
                                    Compensation Committee Member


Date:  January 16, 1997                /s/  Walter L. Krieger
                                    --------------------------------------------
                                    Compensation Committee Member



                          CERTIFICATE OF SECRETARY
                          ------------------------

            The undersigned, being the Corporate Secretary of Tarrant Apparel Group, a California corporation, hereby certifies that the foregoing Tarrant Apparel Group Employee Incentive Plan (the "Plan") was, pursuant to the Articles and Bylaws of the Corporation, duly adopted by the Compensation Committee on December 20, 1996, and by the Board of Directors as a whole on January 13, 1997. The Plan was approved by the shareholders of the Corporation on May 2, 1997.


Date:  May 2, 1997                     /s/  Corazon R. Reyes
                                    --------------------------------------------
                                        Secretary


                       [Seal of Tarrant Apparel Group]

                          CERTIFICATE OF SECRETARY
                          ------------------------

            The undersigned, being the Corporate Secretary of Tarrant Apparel Group, a California corporation, hereby certifies that Section 4(b) of the foregoing Tarrant Apparel Group Employee Incentive Plan (the "Plan") was, pursuant to Section 16 of the Plan, duly amended by the Board of Directors as a whole on April 2, 1999 and the shareholders of the Corporation on May 3, 1999 to increase from 2,600,000 to 3,600,000 the number of shares of the Common Stock of the Corporation which may be subject to awards granted under the Plan.


Date:  May 3, 1999                     /s/  Corazon R. Reyes
                                    --------------------------------------------
                                    Corporate Secretary


                       [Seal of Tarrant Apparel Group]

                                 EXHIBIT 99.2

                   Form of Incentive Stock Option Agreement

                                                                    Exhibit 99.2
                                                                    ------------

                       INCENTIVE STOCK OPTION AGREEMENT
                       --------------------------------



      THIS INCENTIVE STOCK OPTION AGREEMENT is made as of the Date of Grant set forth below, between TARRANT APPAREL GROUP, a California corporation (the "Company"), and the person whose name appears on the signature page hereof (the "Optionee"). All capitalized terms not specifically defined herein shall have the meanings set forth in the Company's Employee Incentive Plan (the "Plan").


                                   RECITALS
                                   --------

      A. The Board of Directors and the shareholders of the Company both approved and adopted the Plan. The Plan provides for the granting of awards to directors, officers, employees and consultants of the Company or any of its affiliates.

      B. Pursuant to the Plan, the Plan is administered by a committee appointed by and comprised of members of the Company's Board of Directors (the "Committee").

      C. Pursuant to the Plan, the Committee has determined that it is to the advantage and in the best interests of the Company and its shareholders to grant an incentive stock option to the Optionee covering shares of the Company's Common Stock (or any class of stock into which such Common Stock is converted or reclassified as provided in the Plan) ("Common Stock") as an inducement to remain in the service of the Company and as an incentive for increased effort during such service, and has approved the execution of this Incentive Stock Option Agreement between the Company and the Optionee.

      D. The option granted hereby is intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

      NOW, THEREFORE, the parties hereto agree as follows:

            1. Grant of Option. Effective as of the date of grant set forth on the signature page hereof (the "Date of Grant"), the Company grants to the Optionee the right and option (the "Option") to purchase on the terms and conditions hereinafter set forth, all or any part of such number of shares of Common Stock at such purchase price per share as are set forth on the signature page hereof, which price is not less than the fair market value of such stock (as determined pursuant to Section 4 hereof) on the Date of Grant; provided, however, that if the Optionee possesses more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (and its affiliates) (a "10% Shareholder"), such price is not less than one hundred and ten percent (110%) of the fair market value of such stock (as determined pursuant to Section 4) on the Date of Grant. The Option shall be exercisable


                                    -1-
from time to time in accordance with the provisions of this Agreement during a period expiring on the date set forth on the signature page hereof (the "Expiration Date") or earlier in accordance with Section 5; provided, however, that if the Option is granted to a 10% Shareholder, the Expiration Date shall be the fifth anniversary of the Date of Grant.

            2. Vesting. The Option shall become exercisable to purchase, and shall vest with respect to, such percentage of the shares covered hereby (rounded to the nearest whole share) as may be set forth on the signature page hereof. In each case the number of shares which may be purchased shall be calculated to the nearest full share.

            3. Manner of Exercise. Each exercise of the Option shall be by means of a written notice of exercise delivered to the Company, specifying the number of shares to be purchased and accompanied by payment to the Company of the full purchase price of the shares to be purchased solely (i) in cash or by check payable to the order of the Company, (ii) by delivery of shares of Common Stock of the Company already owned by, and in the possession of, the Optionee, valued at their fair market value, as determined in accordance with Section 4, or (iii) (x) by a promissory note made by Optionee in favor of the Company, upon the terms and conditions determined by the Committee including, to the extent the Committee determines appropriate, a security interest in the shares issuable upon exercise or other property, or (y) through a "cashless exercise," in either case complying with applicable law (including, without limitation, state and federal margin requirements), or any combination thereof. Shares of Common Stock used to satisfy the exercise price of this Option shall be valued at their fair market value determined (in accordance with Section 4 hereof) on the date of exercise (or if such date is not a business day, as of the close of the business day immediately preceding such date). This Option may not be exercised for a fraction of a share and no partial exercise of this Option may be for less than
(a) one hundred (100) shares or (b) the total number of shares then eligible for exercise, if less than one hundred (100) shares.

            The Option may be exercised (i) during the lifetime of the Optionee only by the Optionee; (ii) to the extent permitted by the Committee or by the terms of this Agreement, Optionee's spouse if such spouse obtained the Option pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder ("Qualified Domestic Relations Order"); and
(iii) after the Optionee's death by his or her transferees by will or the laws of descent or distribution.

            4. Fair Market Value of Common Stock. The fair market value of a share of Common Stock shall be determined for purposes of this Agreement by reference to the closing price on the principal stock exchange on which such shares are then listed or, if such shares are not then listed on a stock exchange, by reference to the closing price (if approved for quotation on the NASDAQ National Market System) or the mean between the bid and asked price (if other over-the-counter issue) of a share as supplied by the National Association of Securities Dealers, Inc. through NASDAQ (or its successor in function), in each case as reported by The Wall Street Journal, for the business day immediately preceding the Date of Grant or the date on which the Option is exercised (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).


                                    -2-

            5. Termination of Employment; Death or Permanent Disability. If the Optionee ceases to be employed by the Company or one of its affiliates for any reason other than the Optionee's death or "permanent disability" (within the meaning of Section 22(e)(3) of the Code), the Option shall be exercisable until the earlier of (i) the Expiration Date or (ii) a date three (3) months after the date the Optionee ceases to be an employee of the Company or such affiliate, to the extent exercisable on the date of such cessation of employment, and shall thereafter expire and be void and of no further force or effect. A leave of absence approved in writing by the Committee shall not be deemed a termination of employment for the purposes of this Section 5, but the Option may not be exercised during any such leave of absence, except during the first three (3) months thereof. If the Optionee dies or becomes "permanently disabled" while the Optionee is employed by the Company or one of its affiliates, the Option shall expire on the earlier of (i) the Expiration Date or (ii) a date one (1) year after the date of such death or "permanent disability," to the extent exercisable on the date of death or permanent disability, and shall thereafter expire and be void and of no further force or effect. During such period after death, the Option may, to the extent that it remained unexercised (but exercisable by the Optionee according to the Option's terms) on the date of such death, be exercised by the person or persons to whom the Optionee's rights under the Option shall pass by the Optionee's will or by the laws of descent and distribution.

            6. Shares to be Issued in Compliance with Federal Securities Laws and Exchange Rules. By accepting the Option, the Optionee represents and agrees, for the Optionee and his or her legal successors (by will or the laws of descent and distribution or through a Qualified Domestic Relations Order), that none of the shares purchased upon exercise of the Option will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, or any applicable state "blue sky" laws. If required by the Committee at the time the Option is exercised, the Optionee or any other person entitled to exercise the Option shall furnish evidence satisfactory to the Company (including a written and signed representation) to such effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Securities Act or state blue sky laws by such person. The Company shall use its reasonable efforts to take all necessary and appropriate action to assure that the shares issuable upon the exercise of this Option shall be issued in full compliance with the Securities Act, state blue sky laws and all applicable listing requirements of any principal securities exchange on which shares of the same class are listed.

            7. Withholding of Taxes. Upon any disposition by the Optionee or the Optionee's legal successor of shares of Common Stock acquired pursuant to the exercise of this Option within two (2) years of the Date of Grant or within one (1) year of the exercise of this Option (an "Early Disposition"), the Company shall have the right to require the Optionee or the Optionee's legal successor to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such shares. The Optionee agrees, as partial consideration for the designation of the Option as an incentive stock option under Section 422 of the Code, to notify the Company in writing promptly, and in no event later than thirty (30) days following, any Early Disposition.

            8. No Assignment. The Option and all other rights and privileges granted hereby shall not be transferred, either voluntarily or by operation of law otherwise than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order. Upon any attempt to so transfer or otherwise dispose of this Option or any other right or privileges granted hereby contrary to the provisions hereof, this Option and all rights and privileges contained herein shall immediately become null and void and of no further force or effect.

            9. Adjustment for Reorganizations, Stock Splits, etc. If the outstanding shares of Common Stock of the Company (or any other class of shares or securities which shall have become issuable upon the exercise of this Option pursuant to this sentence) are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares receivable upon the exercise of this Option, without change in the total price applicable to the unexercised portion of this Option, but with a corresponding adjustment in the price for each share or other unit of any security covered by this Option.

            Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property or more than eighty percent (80%) of the then outstanding stock of the Company to another corporation, this Option shall terminate; provided, however, that notwithstanding the foregoing, the Committee shall provide in writing in connection with such transaction for the appropriate satisfaction of this Option by one or more of the following alternatives (separately or in combination): (i) for this Option to become immediately exercisable notwithstanding the provisions of Sections 2 and 3; (ii) for the assumption by the successor corporation of this Option or the substitution by such corporation therefor of a new option covering the stock of the successor corporation or its affiliates with appropriate adjustments as to the number and kind of shares and prices; (iii) for the continuance of the Plan by such successor corporation in which event the Plan and this Option shall continue in the manner and under the terms so provided; or (iv) for the payment in cash or stock in lieu of and in complete satisfaction of this Option.

            Adjustments under this Section 9 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under this Option on any such adjustment.

            10. Participation by the Optionee in Other Company Plans. Nothing herein contained shall affect the right of the Optionee to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, profit sharing or other employee welfare plan or program of the Company or of any subsidiary of the Company.

            11. No Rights as a Shareholder Until Issuance of Stock Certificate. Neither the Optionee nor any other person legally entitled to exercise this Option shall be entitled to any of the rights or privileges of a shareholder of the Company in respect of any shares issuable upon any exercise of the Option unless and until a certificate or certificates representing such shares shall have been actually issued and delivered to the Optionee. No shares shall be issued and delivered upon the exercise of this Option unless and until there shall have been full compliance with all applicable requirements of the Securities Act (whether by registration or satisfaction of an exemption therefrom), all applicable listing requirements of a national securities exchange on which shares of the same class are listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

            12. Not an Employment or Service Contract. Nothing herein contained shall be construed as an agreement by the Company or any of its affiliates, express or implied, to employ the Optionee or contract for the Optionee's services, to restrict the Company's or such affiliate's right to discharge the Optionee or cease contracting for the Optionee's services or to modify, extend or otherwise affect in any manner whatsoever, the terms of any employment agreement or contract for services which may exist between the Optionee and the Company or any of its affiliates.

            13. Agreement Subject to the Plan. The Option hereby granted is subject to, and the Company and the Optionee agree to be bound by, all of the terms and conditions of the Plan, as the same shall be amended from time to time in accordance with the terms thereof, but no such amendment shall adversely affect the Optionee's rights under this Option without the prior written consent of the Optionee.

            14. Execution. The interpretation, performance and enforcement of this Agreement shall be governed by the internal substantive laws of the State of California.


                  COMPANY:                TARRANT APPAREL GROUP



                                          By_______________________________

                                          Its_______________________________


                  OPTIONEE:


                                          ---------------------------------
                                          Name

      By his or her signature below, the spouse of the Optionee agrees to be bound by all of the terms and conditions of the foregoing Agreement.

                  OPTIONEE'S SPOUSE:



                                          ---------------------------------
                                          Name

      The following terms and conditions are an integral part of the foregoing Incentive Stock Option Agreement.


            Optionee:                     _________________________________

            Address:                      _________________________________
                                          _________________________________

            Social Security Number:       _________________________________


            Date of Grant:                _________________________________

            Number of shares purchasable: _________________________________

            Exercise Price per share:     _________________________________

            Expiration Date:              _________________________________



--------------------------------------------------------------------------------
     Anniversary Date         Percentage Initially      Cumulative Percentage
   of the Date of Grant           Exercisable                Exercisable
--------------------------------------------------------------------------------
          First                       25%                        25%
--------------------------------------------------------------------------------
          Second                      25%                        50%
--------------------------------------------------------------------------------
          Third                       25%                        75%
--------------------------------------------------------------------------------
          Fourth                      25%                        100%
--------------------------------------------------------------------------------

                                 EXHIBIT 99.3

                 Form of Non-Qualified Stock Option Agreement

                                                                  EXHIBIT 99.3
                                                                  ------------

                     NON-QUALIFIED STOCK OPTION AGREEMENT
                     ------------------------------------



      THIS NON-QUALIFIED STOCK OPTION AGREEMENT is made as of the Date of Grant set forth below, between TARRANT APPAREL GROUP, a California corporation (the "Company"), and the employee of the Company whose name appears below (the "Optionee"). All capitalized terms not specifically defined herein shall have the meanings set forth in the Company's Employee Incentive Plan (the "Plan").


                                   RECITALS
                                   --------

      A. The Board of Directors and the shareholders of the Company both approved and adopted the Plan. The Plan provides for the granting of awards to directors, officers, employees and consultants of the Company or any of its affiliates.

      B. Pursuant to the Plan, the Plan is administered by the Committee appointed by and comprised of members of the Company's Board of Directors.

      C. Pursuant to the Plan, the Compensation Committee (the "Committee") has determined that it is to the advantage and in the best interests of the Company and its shareholders to grant an non-qualified stock option to the Optionee covering shares of the Company's Common Stock (or any class of stock into which such Common Stock is converted or reclassified as provided in the
Plan) ("Common Stock") as an inducement to remain in the service of the Company and as an incentive for increased effort during such service, and has approved the execution of this Non-Qualified Stock Option Agreement between the Company and the Optionee.

      D. The option granted hereby is not intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

      NOW, THEREFORE, the parties hereto agree as follows:

            1. Grant of Option. The Company grants to the Optionee the right and option (the "Option") to purchase on the terms and conditions hereinafter set forth, all or any part of such number of shares of Common Stock at such purchase price per share as are set forth below, which price is not less than the fair market value of such stock (as determined pursuant to Section 4 hereof) on the Date of Grant. The Option shall be exercisable from time to time in accordance with the provisions of this Agreement during a period expiring on the tenth anniversary of the Date of Grant (the "Expiration Date") or earlier in accordance with Section 5.

            2. Vesting. The Option shall become exercisable to purchase, and shall vest with respect to, such percentage of the shares covered hereby (rounded to the nearest whole share) as may be set forth on the signature page hereof. In each case the number of shares which may be purchased shall be calculated to the nearest full share.

            3. Manner of Exercise. Each exercise of the Option shall be by means of a written notice of exercise delivered to the Company, specifying the number of shares to be purchased and accompanied by payment to the Company of the full purchased price of the shares to be purchased solely (i) in cash or by check payable to the order of the Company, (ii) by delivery of shares of Common Stock of the Company already owned by, and in the possession of, the Optionee, valued at their fair market value, as determined in accordance with Section 4, or (iii) (x) by a promissory note made by Optionee in favor of the Company, upon the terms and conditions determined by the Committee including, to the extent the Committee determines appropriate, a security interest in the shares issuable upon exercise or other property, or (y) through a "cashless exercise," in either case complying with applicable law (including, without limitation, state and federal margin requirements), or any combination thereof. Shares of Common Stock used to satisfy the exercise price of this Option shall be valued at their fair market value determined (in accordance with Section 4 hereof) on the date of exercise (or if such date is not a business day, as of the close of the business day immediately preceding date). This Option may not be exercised for a fraction of a share and no partial exercise of this Option may be for less than (a) one hundred (100) shares or (b) the total number of shares then eligible for exercise, if less than one hundred (100) shares.

            The Option may be exercised (i) during the lifetime of the Optionee only by the Optionee; (ii) to the extent permitted by the Committee or by the terms of this Agreement, Optionee's spouse if such spouse obtained the Option pursuant to a qualified domestic relations ordered as defined by the Code of Title I of ERISA, or the rules thereunder ("Qualified Domestic Relations Order"); and (iii) after the Optionee's death by his or her transferees by will or the laws of descent or distribution.

            4. Fair Market Value of Common Stock. The fair market value of a share of Common Stock shall be determined for purposes of this Agreement by reference to the closing price on the principal stock exchange on which such shares are then listed or, if such shares are not then listed on a stock exchange, by reference to the closing price (if approved for quotation on the NASDAQ National Market System) or the mean between the bid and asked price (if other over-the-counter issue) of a share as supplied by the National Association of Securities Dealers, Inc. through NASDAQ (or its successor in function), in each case as reported by The Wall Street Journal, for the business day immediately preceding the date on which the option is granted (which, for all purposes, shall be the Date of Grant) or exercised (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).

            5. Termination of Employment; Death or Permanent Disability. If the Optionee ceases to be employed by the Company or one of its affiliates for any reason other than the Optionee's death or "permanent disability" (within the meaning of Section 22(e)(3) of the Code), the Option shall be exercisable until the earlier of (i) the Expiration Date or (ii) a date three (3) months after the date the Optionee ceases to be an employee of the Company or such affiliate, to the extent exercisable on the date of such cessation of employment, and shall thereafter expire and be void and of no further force or effect. A leave of absence approved in writing by the Committee shall not be deemed a termination of employment for the purposes of this Section 5, but the Option may not be exercised during any such leave of absence, except during the first three (3) months thereof. If the Optionee dies or becomes "permanently disabled" while the Optionee is employed by the Company or one of its affiliates, the Option shall expire on the earlier of (i) the Expiration Date or (ii) a date one (1) year after the date of such death or "permanent disability," to the extent exercisable on the date of death or permanent disability, and shall thereafter expire and be void and of no further force or effect. During such period after death, the Option may, to the extent that it remained unexercised (but exercisable by the Optionee according to the Option's terms) on the date of such death, be exercised by the person or persons to whom the Optionee's rights under the Option shall pass by the Optionee's will or by the laws of descent and distribution.

            6. Shares to be Issued in Compliance with Federal Securities Laws and Exchange Rules. By accepting the Option, the Optionee represents and agrees, for the Optionee and his or her legal successors (by will or the laws of descent and distribution or through a Qualified Domestic Relations Order), that none of the shares purchased upon exercise of the Option will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, or any applicable state "blue sky" laws. If required by the Committee at the time the Option is exercised, the Optionee or any other person entitled to exercise the Option shall furnish evidence satisfactory to the Company (including a written and signed representation) to such effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Securities Act or state blue sky laws by such person. The Company shall use reasonable efforts to take all necessary and appropriate action to assure that the shares issuable upon the exercise of this Option shall be issued in full compliance with the Securities Act, state blue sky laws and all applicable listing requirements of any principal securities exchange on which shares of the same class are listed.

            7. Withholding of Taxes. Upon any disposition by the Optionee or the Optionee's legal successor of shares of Common Stock acquired pursuant to the exercise of this Option within two (2) years of the Date of Grant or within one (1) year of the exercise of this Option (in "Early Disposition"), the Company shall have the right to require the Optionee or the Optionee's legal successor to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such shares.

            8. No Assignment. The Option and all other rights and privileges granted hereby shall not be transferred, either voluntarily or by operation of law otherwise than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order. Upon any attempt to so transfer or otherwise dispose of this Option or any other right or privileges granted hereby contrary to the provisions hereof, this Option and all rights and privileges contained herein shall immediately become null and void and of no further force or effect.

            9. Adjustment for Reorganizations, Stock Splits, etc. If the outstanding shares of Common Stock of the Company (or any other class of shares or securities which shall have become issuable upon the exercise of this Option pursuant to this sentence) are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares receivable upon the exercise of this Option, without change in the total price applicable to the unexercised portion of this Option, but with a corresponding adjustment in the price for each share or other unit of any security covered by this Option.

            Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property or more than eighty percent (80%) of the then outstanding stock of the Company to another corporation, this Option shall terminate; provided, however, that notwithstanding the foregoing, the Committee shall provide in writing in connection with such transaction for the appropriate satisfaction of this Option by one or more of the following alternatives (separately or in combination): (i) for this Option to become immediately exercisable notwithstanding the provisions of Sections 2 and 3; (ii) for the assumption by the successor corporation of this Option or the substitution by such corporation therefor of a new option covering the stock of the successor corporation or its affiliates with appropriate adjustments as to the number and kind of shares and prices; (iii) for the continuance of the Plan by such successor corporation in which event the Plan and this Option shall continue in the manner and under the terms so provided; or (iv) for the payment in cash or stock in lieu of and in complete satisfaction of this Option.

            Adjustments under this Section 9 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under this Option on any such adjustment.

            10. Participation by the Optionee in Other Company Plans. Nothing herein contained shall affect the right of the Optionee to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, profit sharing or other employee welfare plan or program of the Company or of any subsidiary of the Company.

            11. No Rights as a Shareholder Until Issuance of Stock Certificate. Neither the Optionee nor any other person legally entitled to exercise this Option shall be entitled to any of the rights or privileges of a shareholder of the Company in respect of any shares issuable upon any exercise of the Option unless and until a certificate or certificates representing such shares shall have been actually issued and delivered to the Optionee. No shares shall be issued and delivered upon the exercise of this Option unless and until there shall have been full compliance with all applicable requirements of the Securities Act (whether by registration or satisfaction of an exemption therefrom), all applicable listing requirements of a national securities exchange on which shares of the same class are listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

            12. Not an Employment or Service Contract. Nothing herein contained shall be construed as an agreement by the Company or any of its affiliates, express or implied, to employ the Optionee or contract for the Optionee's services, to restrict the Company's or such affiliate's right to discharge the Optionee or cease contracting for the Optionee's services or to modify, extend or otherwise affect in any manner whatsoever, the terms of any employment agreement or contract for services which may exist between the Optionee and the Company or any of its affiliates.

            13. Agreement Subject to the Plan. The Option hereby granted is subject to, and the Company and the Optionee agree to be bound by, all of the terms and conditions of the Plan, as the same shall be amended from time to time in accordance with the terms thereof, but no such amendment shall adversely affect the Optionee's rights under this Option without the prior written consent of the Optionee.

            14. Execution. The interpretation, performance and enforcement of this Agreement shall be governed by the internal substantive laws of the State of California.

                  COMPANY:                TARRANT APPAREL GROUP



                                          By_______________________________

                                          Its_______________________________

                  OPTIONEE:



                                          ---------------------------------
                                          Name

      By his or her signature below, the spouse of the Optionee agrees to be bound by all of the terms and conditions of the foregoing Agreement.

                  OPTIONEE'S SPOUSE:



                                          ---------------------------------
                                          Name

      The following terms and conditions are an integral part of the foregoing Incentive Stock Option Agreement.


            Optionee:                     _________________________________

            Address:                      _________________________________
                                          _________________________________

            Social Security Number:       _________________________________


            Date of Grant:                _________________________________

            Number of shares purchasable: _________________________________

            Exercise Price per share:     _________________________________

            Expiration Date:              _________________________________



--------------------------------------------------------------------------------
     Anniversary Date         Percentage Initially      Cumulative Percentage
   of the Date of Grant           Exercisable                Exercisable
--------------------------------------------------------------------------------
          First                       25%                        25%
--------------------------------------------------------------------------------
          Second                      25%                        50%
--------------------------------------------------------------------------------
          Third                       25%                        75%
--------------------------------------------------------------------------------
          Fourth                      25%                        100%
--------------------------------------------------------------------------------










                                    -6-

                                                                  Page 53 of 53